EXHIBIT 99.3

To 8-K dated July 25, 2006

Seacoast Banking Corporation of Florida

Second Quarter 2006 Financial Highlights

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about the benefits of the integration and consolidation of Seacoast with Big Lake and Century, including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the mergers, as well as statements with respect to Seacoast, Big Lake and Century’s plans, objectives, expectations and intentions and other statements that are not historical facts.  Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future.  These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic conditions; governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks and sensitivities; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses.  The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses of Seacoast, Big Lake and Century will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of Big Lake and Century’s customers by competitors; as well as the difficulties and risks inherent with entering the Central Florida market.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2005 under “Special Cautionary Notice Regarding Forward-Looking Statements,” and otherwise in our SEC reports and filings.  Such reports are available upon request from Seacoast, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

Total Revenues Increase

Noninterest income rose 8.1% linked quarter unannualized excluding Big Lake revenues and 22.9% including Big Lake revenues.

(Dollars in thousands)	QTR2 06	QTR2 05	Growth	% Growth
Net Interest Income	$ 24,030	$ 17,867	$ 6,163	34.5%
Noninterest Income	6,519	5,339	1,180	22.1
Total Revenues	$ 30,549	$ 23,206	$ 7,343	31.6%

Dollars in Thousands; Excludes provision for Loan Losses, Interest Rate Swap Profits (Losses), and Securities Gains (Losses) Calculated on a Fully Taxable Equivalent Basis

Overhead Ratio

	Q2-04	Q3-04	Q4-04
Overhead Ratio	65.1%	65.6%	65.0%

	Q1-05	Q2-05	Q3-05	Q4-05
Overhead Ratio	65.4%	62.1%	62.5%	62.1%

	Q1-06	Q2-06
Overhead Ratio	62.5%	61.1%

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Noninterest Income Excludes Security Gains (Losses) and Interest Rate Swap Profits (Losses)

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Noninterest Expense Excludes Merger/Nonrecurring Charges and Non-cash Core Deposit Intangible Amortization

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Net Interest Income is included on a Tax Equivalent Basis

Loan Growth

Loan Growth Remains Strong at a 22.9% Growth Rate Year over Year, Excluding Big Lake Loans of $203 Million

(Dollars in thousands)	Q2-2005	Q3-2005	Q4-2005	Q1-2006	Q2-2006
Loans, net of unearned income	$ 1,148,373	$ 1,217,919	$ 1,289,995	$1,339,070	$1,614,646

Commercial Lending Originations

(Dollars in thousands)	Q2-2005	Q3-2005	Q4-2005	Q1-2006	Q2006
Commercial Originations*	$ 119,000	$ 125,000	$ 112,000	$ 117,000	$ 106,000

*  Includes Commercial Real Estate

Deposit Performance

Deposits Flat Over Last Twelve Months, Excluding Big Lake Deposits of $274 Million

(Dollars in thousands)	Q2-2005	Q2-2006
Total Deposits	$ 1,743,895	$ 2,028,605

Deposit Mix

	QTR4 05	QTR1 06	QTR1 06
Demand	27%	24%	24%
Core *	63	65	65
Time Deposits > $100,000	10	11	11
Total	100%	100%	100%

*Includes Time Deposits < $100,000

Cost of Deposits

	Q3-04	Q4-04	Q1-05	Q2-05	Q3-05
Fed Funds Rate	1.75%	2.25%	2.75%	3.25%	3.75%
Cost of Deposits	1.02%	1.03%	1.09%	1.18%	1.32%

	Q4-05	Q1-06	Q2-06
Fed Funds Rate	4.25%	4.75%	5.25%
Cost of Deposits	1.54%	1.71%	1.99%

Average Earning Asset Growth

(Dollars in billions)	Q4-04	Q1-05	Q2-05	Q3-05	Q4-05
Average Earning Assets	$1.45	$1.59	$1.83	$1.89	$1.97

(Dollars in billions)	Q1-06	Q2-06
Average Earning Assets	$1.98	$2.25

Average loans represent 71% of earning assets at June 30, 2006, compared to 63% at December 31, 2005 and 60% at December 31, 2004

Prime Based Loans

(Dollars in thousands)	Q2-05	Q3-05	Q4-05	Q1-06	Q2-06
Prime Based Loans	$355,000	$390,000	$416,000	$426,000	$496,000

Total Floating Rate Assets

Floating Rate Assets (Loans, Investments, and Overnight Funds)

(Dollars in thousands)	Q2-05	Q3-05	Q4-05	Q1-06	Q2-06
Ending Floating Rate Assets	$ 582,000	$ 617,000	$ 677,000	$ 631,749	$ 643,625
Prime Rate	6.25%	6.75%	7.25%	7.75%	8.25%

Net Interest Margin and Net Interest Income

(Dollars in thousands)	Q2-05	Q3-05	Q4-05	Q1-06	Q2-05
Net Interest Margin	3.91%	4.01%	4.04%	4.16%	4.29%
Net Interest Income	$ 17,867	$ 19,091	$ 20,062	$ 20,274	$ 24,030

Excludes Provision for Loan Losses; Calculated on a Fully Taxable Equivalent Basis using Amortized Cost

Service Area

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Seminole County

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Orange County

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Brevard County

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Indian River County

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Okeechobee County

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St. Lucie County

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Martin County

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Palm Beach County

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Hardee County

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Highlands County

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Desoto County

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Glades County

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Hendry County